Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

(REPLACEMENT AWARD)

WATCHGUARD, INC.

2017 LONG-TERM INCENTIVE PLAN

This Restricted Stock Award Agreement (this “Agreement”) is entered into by and between WatchGuard, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”), effective as of [            ], 2017 (the “Date of Grant”).

WHEREAS, the Participant previously received an award of membership interests in WGV Associates, LLC, a Texas limited liability company (“WGVA”), and, in connection with such award, made a timely election under Code Section 83(b) to include the value of the award in income for the tax year in which the award was received;

WHEREAS, WGVA was formed to hold a profits interest in Enforcement Video, LLC, a Texas limited liability company (“Enforcement”);

WHEREAS, pursuant to that certain Agreement and Plan of Conversion, dated             , 2017 (the “Plan of Conversion”), Enforcement was converted into the Company (the “Conversion”); and

WHEREAS, the Plan of Conversion provides that, upon completion of the Conversion, the Participant shall receive, in exchange for his or her unvested membership interests of WGVA, an award of Restricted Stock, which Restricted Stock shall vest at the same time and upon the same terms as applied to the unvested membership interests prior to the Conversion.

NOW, THEREFORE, in consideration of the premises, mutual covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Award. Pursuant to the WatchGuard, Inc. 2017 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of the Company, the Company grants to the Participant an Award of Restricted Stock in accordance with Section 6.4 of the Plan. The number of shares of Common Stock awarded under this Agreement is                      (            ) shares (the “Awarded Shares”).

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as set forth below. Any Awarded Shares that become vested in accordance with this Section 3 shall be referred to as “Vested Shares” and any Awarded Shares that, at the particular time of determination, have not become vested in accordance with this Section 3 shall be referred to as “Non-Vested Shares.”

a. One-third (1/3) of the total Awarded Shares (rounded down for fractional shares) shall vest on July 1, 2018, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

b. An additional one-third (1/3) of the total Awarded Shares (rounded down for fractional shares) shall vest on July 1, 2019, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

c. The remaining Non-Vested Shares shall vest on July 1, 2020, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

Notwithstanding the foregoing, all Awarded Shares not previously vested shall immediately become vested in full upon a Change in Control. In addition, in the event of the Participant’s Termination of Service as a result of his or her death or Total and Permanent Disability, then the number of Vested Shares on the date of such Termination of Service shall double (but not to an amount in excess of total number of Awarded Shares granted hereunder).

4. Forfeiture of Awarded Shares. Notwithstanding anything herein to the contrary, Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date of the Participant’s Termination of Service. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.

5. Restrictions on Awarded Shares. The Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Shares until such shares become Vested Shares in accordance with Section 3. The Committee may in its sole discretion, remove any or all of such restrictions (or any other restrictions contained herein) on any Awarded Shares whenever it may determine that, by reason of changes in Applicable Law or changes in circumstances after the date of this Agreement, such action is appropriate.

6. Restrictive Covenants.

a. During the Participant’s employment with (or if the Participant is a Contractor or an Outside Director, provision of services to) the Company, the Company will provide the Participant otherwise prohibited access to certain Confidential Information (defined below), which is not known to the Company’s competitors or within the Company’s industry generally, which was developed by the Company over a long period of time and/or at its substantial expense, and which is of great competitive value to the Company. For purposes of this Agreement, “Confidential Information” includes all trade secrets and confidential and proprietary information of the Company, including, without limitation, all documents or information, in whatever form or medium, concerning or relating to any of the Company’s designs; drawings; photographs; illustrations; models; discoveries; ideas; improvements; know-how; processes; techniques; technical improvements; technology; development tools or techniques; modifications; technical data; patterns; formulas; plans; strategies; devices; hardware; data; product information; manufacturing, engineering, testing and production processes, data and strategies; product specifications; products; services; research; developmental or experimental work; plans for research; information concerning past, current, future and/or proposed products or services; interpretations and analyses; database schemas or tables; infrastructure; developments;

development projects; equipment; software; software source documents; computer programs and codes; source code, object code and other documentation regarding software products; programming standards; user manuals; technical manuals; training manuals; users’ names or passwords; business practices; operations; policies; finances and financial information and data; business plans; marketing and sales plans, strategies and methods; budgets; forecasts; pricing and pricing strategies; bidding information and strategies; costs; contracts and contract terms (actual and proposed); contractual relationships; customers and suppliers (actual and prospective); customer and supplier lists, profiles and preferences; customer and supplier nonpublic personal information; business records; audits; management methods and information; reports, recommendations and conclusions; and other business information disclosed or made available to the Participant by the Company, either directly or indirectly, in writing, orally, or by drawings or observation. “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to and known by the public as of the date of this Agreement or (ii) becomes generally available to and known by the public (other than as a result of the Participant’s breach of this Agreement or any other agreement or obligation to keep such information confidential). The Participant acknowledges and agrees that all Confidential Information, whether prepared or compiled by the Participant or the Company or furnished to the Participant during the Participant’s employment with (or if the Participant is a Contractor or an Outside Director, provision of services to) the Company, shall be the sole and exclusive property of the Company.

b. In exchange for the Company’s agreement to provide the Participant access to Confidential Information and to protect the Company’s legitimate business interests, the Participant agrees to preserve and protect the confidentiality of all Confidential Information. The Participant agrees that during the period of the Participant’s employment with (or if the Participant is a Contractor or an Outside Director, during the period in which the Participant is providing services to) the Company and at any time thereafter (regardless of the reason for the Termination of Service): (i) the Participant shall hold all Confidential Information in the strictest confidence, take all reasonable precautions and steps to safeguard all Confidential Information and prevent its wrongful use by or wrongful or inadvertent disclosure or dissemination to any unauthorized person or entity, and follow all policies and procedures of the Company protecting or regarding the Confidential Information; and (ii) without the prior written consent of the Board, he or she shall not, directly or indirectly, use for the Participant’s own account, use for any other purpose, disclose to anyone, publish, exploit, destroy, copy or remove from the offices of the Company, nor solicit, allow or assist another person or entity to use, disclose, publish, exploit, destroy, copy or remove from the offices of the Company, any Confidential Information or part thereof, except: (A) as permitted in the proper performance of the Participant’s duties or services for the Company; (B) as permitted in the ordinary course of the Company’s business for the benefit of the Company; or (C) as otherwise permitted or required by law. The Participant shall immediately notify the Board or Chief Executive Officer (“CEO”) of the Company if the Participant learns of or suspects any actual or potential unauthorized use or disclosure of Confidential Information concerning the Company. The Participant shall deliver to the Company upon the Participant’s Termination of Service, or at any other time the Board or the CEO may request, all Confidential Information, Work Product (defined below), and all memoranda, notes, plans, records, reports, computer files, printouts, software, and other documents and data (and copies thereof) relating to Confidential Information, Work Product, or the business of the Company which the Participant may then possess or have under his or her control.

c. Notwithstanding any other provision of this Agreement, (i) the Participant may disclose Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having authority over the Participant or the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Participant to divulge, disclose or make accessible such information; and (ii) nothing in this Agreement is intended to interfere with the Participant’s right to (A) report possible violations of state or federal law or regulation to any governmental or law enforcement agency or entity; (B) make other disclosures that are protected under the whistleblower provisions of state or federal law or regulation; (C) file a claim or charge with any governmental agency or entity; or (D) testify, assist, or participate in an investigation, hearing, or proceeding conducted by any governmental or law enforcement agency or entity, or any court. For purposes of clarity, in making or initiating any such reports or disclosures or engaging in any of the conduct outlined in subsection (ii) above, the Participant may disclose Confidential Information to the extent necessary to such governmental or law enforcement agency or entity or such court, need not seek prior authorization from the Company, and is not required to notify the Company of any such reports, disclosures or conduct.

d. The Participant is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation against the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to the Participant’s attorney and use the trade secret information in the court proceeding if the Participant files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to a court order.

e. In consideration for (1) the Company’s promise to provide Confidential Information to the Participant, (2) the substantial economic investment made by the Company in the Confidential Information and goodwill of the Company, and/or the business opportunities disclosed or entrusted to the Participant, (3) access to the Company’s customers, suppliers, and other business relations, (4) the Company’s grant of Awarded Shares to the Participant pursuant to this Agreement, and (5) other benefits provided by the Company to the Participant, to protect the Confidential Information and business goodwill of the Company, the Participant agrees to the following restrictive covenants.

i. During the period in which the Participant is employed with (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company and for a period of two (2) years after the Participant’s Termination of Service for any reason (collectively, the “Restricted Period”), the Participant hereby agrees that, other than in a good faith effort to promote the interests of the Company, the Participant shall not, for himself or herself, or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, business, or other entity of whatever nature, directly or indirectly, (A) recruit, solicit, hire, or retain, or attempt to recruit, solicit, hire, or retain any employee or independent contractor of the Company or any individual who was an employee or independent contractor of the Company within the twelve (12) month period prior to the Participant’s Termination of Service or encourage any employee or independent contractor of the Company to leave the Company’s employ or engagement, as the case may be; (B) solicit business from or attempt to solicit business from any Covered Entity (defined below); or (C) solicit, request, induce or advise, or attempt to solicit, request, induce or advise, any Covered Entity to withdraw, curtail, or cancel its business dealings or contracts with the Company. The restriction in subsection

(B) applies only to solicitation of business which is in the scope of services or products provided by the Company. For purposes of this Agreement, “Covered Entity” means any supplier, customer, bona fide prospective supplier or customer, licensee, licensor, landlord, or other business relation of the Company with whom the Company did business or who the Company solicited within the preceding two (2) years, and who or which: (1) the Participant contacted, called on, serviced or did business with during the Participant employment with (or if the Participant is a Contractor or an Outside Director, during the period in which the Participant was providing services to) the Company; (2) the Participant learned of as a result of the Participant’s employment with (or if the Participant is a Contractor or an Outside Director, provision of services to) the Company; or (3) about whom the Participant received Confidential Information.

ii. In addition, during the Restricted Period, other than in connection with the Participant’s services or duties for the Company, the Participant agrees that the Participant shall not for any reason whatsoever, directly or indirectly, for himself or herself, or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, business, or other entity of whatever nature, whether as an officer, director, employee, independent contractor, advisor, sales representative, consultant, shareholder, owner, partner, manager, or in any other capacity, control, manage, operate, establish, take steps to establish, lend money to, invest in, solicit investors for, otherwise provide capital to, become employed by, join, perform services for, consult for, do business with or otherwise engage in any Competing Business (defined below) anywhere in the United States of America or Canada (collectively, the “Restricted Area”); provided, however, that the passive ownership by the Participant of less than one percent (1%) of any class of equity securities of any corporation engaged in a Competing Business, if such equity securities are listed on a national securities exchange, will not be deemed to be a breach of this Section 6. For purposes of this Agreement, “Competing Business” means any person, persons, company, partnership, corporation, business or other entity that is competing or that is preparing to compete with any aspect of the Company’s business, which includes, but is not limited to, (i) designing, manufacturing, marketing and selling law enforcement video and evidence management solutions and systems (including, without limitation, hardware and software) and providing services related to same; and (ii) any other business the Company conducted, prepared to conduct or contemplated conducting during the Participant’s employment with (or if the Participant is a Contractor or an Outside Director, during the period in which the Participant is providing services to) the Company and about which the Participant received Confidential Information.

f. The Participant hereby represents to the Company that the Participant has read and understands, and agrees to be bound by, the terms of this Section 6. The Participant acknowledges that the geographic scope and duration of the covenants contained in this Agreement are fair and reasonable in light of: (i) the nature and wide geographic scope of the operations of the Company’s business; (ii) the Participant’s level of control over and contact with the business in the Restricted Area; and (iii) the amount of Confidential Information (including, trade secrets) that the Participant is receiving in connection with the Participant’s employment by (or if the Participant is a Contractor or an Outside Director, provision of services to) the Company. It is the desire and intent of the parties hereto that the provisions of this Section 6 be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect.

g. If, at the time of the enforcement of this Section 6, a court shall hold that the duration or scope of restrictions stated herein are unreasonable under circumstances then existing,

the parties agree that the maximum duration or scope reasonable under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by law.

h. If the Participant violates any of the restrictions contained in Section 6(e), the Restricted Period shall be suspended and shall not run in favor of the Participant from the time of the commencement of any violation until the time when the Participant cures the violation to the satisfaction of the Company. The period of time in which the Participant is in breach shall be added to the Restricted Period.

7. Ownership of Inventions. The Participant hereby acknowledges and agrees that all inventions, innovations, improvements, works of authorship, developments, methods, designs, analyses, drawings, reports, and all similar or related information (whether or not patentable), and all patent, copyright, trade secret and other proprietary rights therein which (i) relate to the Company’s actual or anticipated business, research, and development or existing or future products or services, strategies, or plans, or (ii) result from the use of Company’s equipment, supplies, facilities, or the Company’s Confidential Information and which are conceived, developed, or made by the Participant while employed by the Company (collectively, “Work Product”) belong to the Company. Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” as such term is defined in 17 U.S.C. Section 101, and ownership of all right, title, and interest therein shall vest in the Company. To the extent that any Work Product is not deemed to be a “work made for hire” under applicable law or all right, title, and interest in and to such Work Product has not automatically vested in the Company, the Participant hereby irrevocably assigns, transfers, and conveys, to the fullest extent permitted by law, all right, title, and interest in and to the Work Product on a worldwide basis to the Company, without further consideration. The Participant shall promptly disclose such Work Product to the Company and perform all actions requested by the Company (whether prior to or following the Participant’s Termination of Service) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

8. Legend. The following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE.”

On the reverse:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN WATCHGUARD, INC. 2017 LONG-TERM INCENTIVE PLAN AND THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN THE COMPANY AND THE PARTICIPANT, DATED AS OF              20    , COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN ALLEN, TEXAS. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE

PROVISIONS OF SAID PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

9. Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for Awarded Shares to the Participant or shall register such Awarded Shares in the Participant’s name, free of restriction under this Agreement, promptly after, and only after, such Awarded Shares have become Vested Shares in accordance with Section 3. In connection with any issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

10. Rights of a Stockholder. Except as provided in Section 4 and Section 5 above, the Participant shall have, with respect to his or her Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon, subject to the provisions of this Section 10. Any stock dividends paid with respect to Awarded Shares shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on such Awarded Shares; any such stock dividends paid with respect to such Awarded Shares shall vest as the related Awarded Shares become vested. Any cash dividends paid with respect to Non-Vested Shares shall at all times be subject to the provisions of this Agreement (including the vesting and forfeiture provisions set forth above); any such cash dividends paid with respect to such Non-Vested Shares shall vest as such shares become Vested Shares, and shall be paid to the Participant on the date the Non-Vested Shares to which such cash dividends relate become Vested Shares.

11. Voting. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided that this Section 11 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

12. Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

13. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

14. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any such determination by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

15. Investment Representation. Unless the Awarded Shares are issued in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased and or received hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

16. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

17. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

18. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ of or continue to provide services to the Company or any Subsidiary, whether as an Employee or as a Contractor or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

19. Legal Construction and Remedies.

a. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

b. The Participant hereby acknowledges and agrees that the restrictions and covenants contained in Section 6 and Section 7 of this Agreement, in view of the nature of the Company’s business, are reasonable and necessary to protect the Company’s legitimate business interests and business goodwill and that a violation by the Participant of any of the restrictions or covenants contained in Section 6 and Section 7 above would cause irreparable damage to the Company in an amount that would be material but not readily ascertainable and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, the Participant agrees that, notwithstanding any provision of this Agreement to the contrary, the Company shall be entitled (without the necessity of showing economic loss or other actual damage) to seek injunctive relief (including temporary restraining orders, preliminary injunctions, and/or permanent injunctions) in any court of competent jurisdiction for any actual or threatened breach of any of the restrictions or covenants set forth in Section 6 and Section 7 in addition to any other legal or equitable remedies the Company may have. The preceding sentence shall not be construed as a waiver of the rights that the Company may have for damages under this Agreement or otherwise, and all of the Company’s rights shall be unrestricted.

b. The Participant hereby acknowledges and agrees that a violation by the Participant of any of the covenants contained in Section 6 and Section 7 above would cause irreparable damage to the Company in an amount that would be material but not readily ascertainable and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, the Participant agrees that, notwithstanding any provision of this Agreement to the contrary, the Company shall be entitled (without the necessity of showing economic loss or other actual damage) to seek injunctive relief (including temporary restraining orders, preliminary injunctions, and/or permanent injunctions) in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in Section 6 and Section 7 in addition to any other legal or equitable remedies the Company may have. The preceding sentence shall not be construed as a waiver of the rights that the Company may have for damages under this Agreement or otherwise, and all of the Company’s rights shall be unrestricted.

20. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

21. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

22. Disclaimer of Reliance. Except for the specific representations expressly made by the Company in this Agreement and the Plan, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The Participant represents that the Participant relied solely and only on the Participant’s own judgment in making the decision to enter into this Agreement.

23. No Fiduciary Relationship by the Company. Neither this Agreement nor the Plan shall create or be construed as creating, any principal and agent, trust, or other fiduciary duty or special relationship running from the Company to the Participant.

24. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

25. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

26. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

27. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

28. Notice. Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third (3rd) day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Notices must be sent to the respective parties at the following addresses (or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith):

Notice to the Company shall be addressed and delivered as follows:

WatchGuard, Inc.

415 Century Parkway

Allen, TX 75206

Attn: Chief Financial Officer

Notice to the Participant shall be addressed and delivered as set forth on the signature page.

29. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 29, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Participant receiving shares of Common Stock issued under the Plan shall pay to the Company, in accordance with the provisions of this Section 29, the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payment must be made prior to the delivery of any certificate representing shares of Common Stock, as follows: (i) if the Participant is a Reporting Participant and/or is subject to the Company’s “Insider Trading Policy” at the time of vesting of Awarded Shares, then the tax withholding obligation must be satisfied by the Company’s withholding of a number of shares to be delivered upon the vesting of such Awarded Shares, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment (the “Net Settlement of Shares”), provided that, the Committee (excluding the Participant if the Participant is a member of the Committee) may, in its sole discretion, instead require the satisfaction of the tax withholding obligation in accordance with (ii)(A), (ii)(B), or (ii)(D) below; or (ii) if the Participant is neither a Reporting Participant nor subject to the Company’s “Insider Trading Policy” at the time that the Awarded Shares vest, then such payment may be made (A) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; (B) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, other than Restricted Stock or Common Stock that the Participant has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; (C) if the Company, in its sole discretion, so consents in writing, by the Net Settlement of Shares; or (D) any combination of (A), (B), or (C). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

WatchGuard, Inc.

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address:

Signature Page

to Restricted Stock Award Agreement